Exhibit 99.1

PRESS RELEASE

AnalogicTech Reports Financial Results for the Second Quarter 2011

Revenue Up 17% Sequentially; Gross Margins Up 200+ Basis Points

Santa Clara, CA – August 9, 2011 – Advanced Analogic Technologies, Inc. (“AnalogicTech” or the “Company”) (Nasdaq: AATI), an analog semiconductor company focused on powering innovative solutions in consumer electronics, computing, and communications markets, today reported financial results for the second quarter ended June 30, 2011.

Net revenue for the second quarter of 2011 was $24.1 million, compared to net revenue of $23.1 million for the second quarter of 2010, and $20.5 million for the first quarter of 2011.

In accordance with U.S. generally accepted accounting principles (GAAP), net loss for the second quarter of 2011 was $3.1 million, or $0.07 per diluted share, including non-recurring charges for acquisition-related expenses. This compares to a GAAP net loss of $3.9 million, or $0.09 per diluted share, for the second quarter of 2010 and a GAAP net loss of $7.7 million, or $0.18 per diluted share, for the first quarter of 2011.

On a non-GAAP basis, net income for the second quarter of 2011 was break even, or $0.00 per diluted share. This compares to a non-GAAP net loss of $2.7 million, or $0.06 per diluted share, for the second quarter of 2010, and a non-GAAP net loss of $4.7 million, or $0.11 per diluted share, for the first quarter of 2011.

Please refer to the tables below for reconciliation between GAAP and non-GAAP financial measures.

AnalogicTech reported gross profit of 44.9% for the second quarter of 2011, compared to 45.5% for the second quarter of 2010 and 42.8% for the first quarter of 2011. Non-GAAP gross profit was 45.2% for the second quarter of 2011, compared to 45.8% for the second quarter of 2010 and 43.0% for the first quarter of 2011. The Company ended the quarter with $86.8 million in cash, cash equivalents, and short-term investments.

“We delivered strong operating results for the second quarter, reaching breakeven on a non-GAAP basis and increasing gross margins by more than 200 basis points from the first quarter,”

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stated Richard K. Williams, President, CEO and CTO of AnalogicTech. “While we remained disciplined in our financial management, we continued to advance our diversification strategy. Our design win momentum continued across our newer end markets - low-power computing, LCD TVs, and GreenPower. Low-power computing revenue grew strongly sequentially and comprised 13% of net revenue for the second quarter, fueled by robust demand for our power management units and voltage regulator products that are used in ebooks and tablets. In the handset and handheld end markets, our transition from single function products to highly integrated lighting management units (LMUs) resulted in these products representing an increasing contribution to net revenue, due to design wins in high and mid-end smartphones.

“During the quarter, we introduced our first flash-centric LMU targeting mid-tier smartphones and our first low-cost boost-based backlight solution. In LCD TV’s, we successfully demonstrated and sampled our next generation LCD backlight drivers, which will allow customers to significantly reduce their system cost and simplify their PCB designs. We began experiencing a notable increase in design win activity around a number of our TV backlight platforms, which we expect will lead to meaningful revenue in 2012 and beyond. In GreenPower, we released a family of high precision current limited SmartSwitches targeted at the set-top box market,” continued Mr. Williams.

On May 26, 2011, Skyworks Solutions, Inc. (“Skyworks”) and AnalogicTech announced a definitive agreement for Skyworks to acquire AnalogicTech. “The AnalogicTech team is excited about the opportunity to combine its knowledge and expertise in analog power management with Skyworks’ leadership in a broad range of markets and applications,” concluded Mr. Williams.

Business Outlook

The following statements are based upon management’s current expectations. These statements are forward-looking, and actual results may differ materially. AnalogicTech undertakes no obligation to update these statements.

For the third quarter of 2011, AnalogicTech estimates net revenue in the range of $21 million to $25 million, and a net loss in the range of $0.08 to $0.04 per basic share on a GAAP basis, including approximately $1 million of M&A related expenses. The third quarter 2011 estimates include pre-tax quarterly stock-based compensation expense of approximately $1.1 million.

Non-GAAP Reporting

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In addition to GAAP reporting, AnalogicTech reports net loss, gross profit and net loss per diluted share on a non-GAAP basis. This non-GAAP earnings information excludes certain items and their tax-related effects. AnalogicTech believes this non-GAAP earnings information provides meaningful insight into the Company’s ongoing operational performance and has therefore chosen to provide this information to investors as an additional dimension of comparability to similar companies. AnalogicTech also uses this information internally to evaluate and manage company operations and to determine incentive compensation. Reconciliation between GAAP and non-GAAP net loss, gross profit and loss per diluted share is included in the tables below.

The non-GAAP information included in this press release is not necessarily comparable to non-GAAP information of other companies. Non-GAAP information should not be viewed as a substitute for, or superior to, net income or other data prepared in accordance with GAAP as measures of our profitability or liquidity. Users of this financial information should consider the types of events and transactions for which adjustments have been made.

Conference Call Details

The AnalogicTech second quarter 2011 teleconference and webcast is scheduled to begin at 4:30 p.m. Eastern Time on Tuesday, August 9, 2011. To participate in the live call, analysts and investors should dial 877-941-4776 or 480-629-9666 at least ten minutes prior to the call. AnalogicTech will also offer a live and archived webcast of the conference call, accessible from the company’s investor relations website at http://www.aati.com in the “Webcasts” section. A telephonic replay of the conference call will also be available through August 16, 2011, by dialing 800-406-7325 and entering the passcode 4464338#. Callers outside the U.S. and Canada may access the replay by dialing 303-590-3030 and entering the passcode 4464338#.

For More Information

Investor Contacts:
Ashok Chandran	Lisa Laukkanen
Interim Chief Financial Officer	The Blueshirt Group
AnalogicTech	415-217-4967
408-737-4788

About Advanced Analogic Technologies, Inc.:

Advanced Analogic Technologies, Inc. (AATI) develops advanced semiconductor system solutions that play a key role in the continuing evolution of feature-rich, energy efficient electronic devices. The company focuses on addressing the application-specific power management needs of consumer devices such as mobile handsets, digital cameras, and netbooks/notebooks, as well as devices in a broad range of industrial, medical and telecom applications. AATI also licenses device, process, package, and application-related technologies. Headquartered in Silicon Valley, AATI has design centers in Santa Clara and Shanghai, and Asia-based operations and logistics. For more information, please visit www.analogictech.com. (AnalogicTech - F)

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Safe Harbor Statement

This communication contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and beliefs and are subject to a number of uncertainties and risks that could cause actual results to differ materially from those indicated in such forward-looking statements, including, but not limited to, the ability of the parties to consummate the proposed merger, satisfaction of closing conditions precedent to the consummation of the proposed merger, the ability of Skyworks Solutions, Inc. (“Skyworks”) to successfully integrate AATI’s operations and employees, the ability to yield benefits for customers and employees, expected timing of closing the merger, the ability of the combined company to address AATI’s customer’s demands, expected growth of the analog market, the complementary nature of the two companies’ products, Skyworks’ revenue growth and other financial metrics, and such other risks as identified in AATI’s most recent Annual Report on Form 10-K, as amended, and subsequent Quarterly Reports on Form 10-Q, each as filed with the SEC, which contain and identify important factors that could cause the actual results to differ materially from those contained in the forward-looking statements. Any statements that are not statements of historical fact (including statements containing the words “believes,” “should,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements. These statements are not guarantees of future performance, involve certain risks, uncertainties and assumptions that are difficult to predict, and are based upon assumptions as to future events that may not prove accurate. Therefore, actual outcomes and results may differ materially from what is expressed herein. AATI assumes no obligation to update any forward-looking statement contained in this document.

Additional Information and Where to Find It

Skyworks filed a Registration Statement on Form S-4 containing a Preliminary Proxy Statement/Prospectus and other documents concerning the proposed merger with the Securities and Exchange Commission (“SEC”) and also plans to file with the SEC a Registration Statement on Form S-8 in connection with the transaction and AATI plans to file with the SEC and mail to its stockholders a definitive Proxy Statement/Prospectus in connection with the transaction. The Registration Statements and the Proxy Statement/Prospectus contain (or will contain when each becomes available) important information about Skyworks, AATI, the transaction and related matters.

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INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENTS AND PROXY STATEMENT/PROSPECTUS CAREFULLY WHEN EACH BECOMES AVAILABLE. Investors and security holders may currently obtain a copy of the Registration Statement on Form S-4 and Preliminary Proxy Statement/Prospectus and will be able to obtain free copies of the Registration Statements and the definitive Proxy Statement/Prospectus (when each becomes available) and other documents filed with the SEC by Skyworks and AATI through the website maintained by the SEC at http://www.sec.gov. In addition, investors and security holders may also obtain free copies of the Registration Statements and Proxy Statement/Prospectus from Skyworks by contacting Skyworks’ Investor Relations at (949) 231-4700, or by accessing Skyworks’ investor relations website at http://www.skyworksinc.com; or from AATI by contacting AATI’s Investor Relations at The Blueshirt Group, Lisa Laukkanen, at (415) 217-4967 or by accessing AATI’s investor relations website at http://www.analogictech.com.

Participants in the Solicitation

Skyworks and AATI, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the merger agreement. Information about the directors and executive officers of Skyworks and AATI are set forth in Skyworks’ and AATI’s most recent Form 10-K/A, which were filed with the SEC on January 31, 2011 and May 2, 2011, respectively, as well as Skyworks’ proxy statement dated, and filed with the SEC on, April 7, 2011. Investors may obtain additional information regarding the interest of Skyworks and its directors and officers, and AATI and its directors and executive officers in the proposed transaction, by reading the Registration Statements and Proxy Statement/Prospectus regarding the transaction when each becomes available.

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CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

(in thousands)

	Jun. 30, 2011	Dec. 31, 2010 (*)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$25,569	$37,158
Short-term investments	61,192	50,245

Total cash, cash equivalents and short term investments	86,761	87,403
Accounts receivable, net of allowances	14,387	13,629
Inventories	12,136	11,390
Prepaid expenses and other current assets	1,773	1,803

Total current assets	115,057	114,225
Property and equipment, net	4,855	5,061
Other assets	3,056	3,182
Deferred income taxes	188	188
Intangible assets, net	17	50
Goodwill	16,116	16,116

TOTAL ASSETS	$139,289	$138,822

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$11,720	$9,315
Accrued liabilities	5,132	4,481
Income tax payable	148	146

Total current liabilities	17,000	13,942
Long-term income tax payable	2,433	2,221
Other long-term liabilities	299	297

Total liabilities	19,732	16,460

Total stockholders’ equity	119,557	122,362

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$139,289	$138,822

*	Amounts as of December 31, 2010 were derived from the December 31, 2010 audited consolidated financial statements.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended			Six Months Ended
	Jun. 30, 2011	Jun. 30, 2010	Mar. 31, 2011	Jun. 30, 2011	Jun. 30, 2010
NET REVENUE	$24,050	$23,146	$20,486	$44,536	$45,064
Cost of revenue	13,255	12,609	11,723	24,978	23,924

GROSS PROFIT	10,795	10,537	8,763	19,558	21,140
OPERATING EXPENSES:
Research and development	6,588	7,836	6,468	13,056	14,938
Sales, general and administrative	7,072	6,109	7,604	14,676	12,270
Patent litigation	5	245	2,183	2,188	1,329

Total operating expenses	13,665	14,190	16,255	29,920	28,537

LOSS FROM OPERATIONS	(2,870)	(3,653)	(7,492)	(10,362)	(7,397)
INTEREST AND OTHER INCOME (EXPENSE), NET	(7)	15	(31)	(38)	84

LOSS BEFORE INCOME TAXES	(2,877)	(3,638)	(7,523)	(10,400)	(7,313)
PROVISION FOR INCOME TAXES	175	273	171	346	802

NET LOSS	$(3,052)	$(3,911)	$(7,694)	$(10,746)	$(8,115)

NET LOSS PER SHARE:
Basic	$(0.07)	$(0.09)	$(0.18)	$(0.25)	$(0.19)

Diluted	$(0.07)	$(0.09)	$(0.18)	$(0.25)	$(0.19)

WEIGHTED AVERAGE SHARES USED IN NET LOSS PER SHARE CALCULATION:
Basic	43,229	42,887	42,517	42,875	42,923

Diluted	43,229	42,887	42,517	42,875	42,923

Note: Stock-based compensation recorded in each expense classification above is as follows:
Cost of revenue	$65	$65	$54	$119	$138
Research and development	475	559	465	940	1,137
Sales, general and administrative	489	635	1,450	1,939	1,299

	$1,029	$1,259	$1,969	$2,998	$2,574

Financial Summary (Non-GAAP)

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended
GAAP TO NON-GAAP RECONCILIATION	Jun. 30, 2011	Jun. 30, 2010	Mar. 31, 2011
GROSS MARGIN:
GAAP GROSS MARGIN	$10,795	$10,537	$8,763
GAAP GROSS MARGIN %	44.9%	45.5%	42.8%
Stock-based compensation	65	65	54
NON-GAAP GROSS MARGIN	10,860	10,602	8,817
NON-GAAP GROSS MARGIN %	45.2%	45.8%	43.0%
NET INCOME (LOSS):
NET LOSS ON GAAP BASIS:	$(3,052)	$(3,911)	$(7,694)
Stock-based compensation	1,029	1,259	1,969
Acquisition-related charges	2,033	—	—
Restructuring and other severance expenses	—	—	1,070

Total adjustments	3,062	1,259	3,039

NET INCOME (LOSS) ON NON-GAAP BASIS:	$10	$(2,652)	$(4,655)

EPS:
GAAP EPS, DILUTED	$(0.07)	$(0.09)	$(0.18)
NON-GAAP EPS, DILUTED	$0.00	$(0.06)	$(0.11)
Weighted average shares used to calculate Non-GAAP diluted EPS:	45,036	42,887	42,517